Exhibit 99

REGIS CORPORATION:
Jack Nielsen – Director of Finance
(952) 806-1765

For Immediate Release

REGIS REPORTS THIRD QUARTER 2006 RESULTS
-Operationally, Third Quarter Earnings Meet Upper End of Revised Guidance-
-Third Quarter EPS of $0.40 Includes $0.08 per Share Charge Related to Merger Termination-
-Termination Fee to Significantly Benefit Fourth Quarter Earnings-

MINNEAPOLIS, April 26, 2006 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported financial results for its fiscal third quarter ended March 31, 2006.

“Operationally, third quarter earnings per diluted share met the high end of our revised guidance of $0.45 to $0.48 per diluted share,” commented Paul D. Finkelstein, chairman and chief executive officer. “However, in accordance with generally accepted accounting principles, we recognized $5.7 million, or $0.08 per diluted share, of transaction charges related to the terminated merger with Alberto-Culver’s Sally Beauty Company business unit. Conversely, our fourth quarter results will benefit from the merger termination fee paid to us by Alberto-Culver.”

Third Quarter Results

Consolidated revenues increased eight percent to a record $604 million compared to $557 million a year ago. Same-store sales decreased 0.4 percent. Net income increased to $18.6 million, or $0.40 per diluted share, compared to a loss of $16.6 million, or $0.37 per diluted share a year ago. This year, third quarter earnings included a $5.7 million pretax, or $0.08 per diluted share after tax, charge associated with the previously announced merger termination with Alberto-Culver. Last year, third quarter results included a $38.3 million, non-cash, goodwill impairment charge related to the Company’s European franchise operations.

Regis Corporation ended the quarter with 11,289 worldwide locations, a net increase of 78 units during the quarter. The Company constructed 146 salons and franchisees built 44 salons. In addition, Regis acquired 92 salons (including 83 franchise buybacks) and 18 beauty schools. The Company closed or relocated 139 corporate and franchise salons during the quarter.

Updated Fourth Quarter 2006 Outlook

The following points pertain to the fiscal fourth quarter ending June 30, 2006:

•                  Operationally, our fourth quarter outlook remains unchanged. However, fourth quarter 2006 earnings will benefit from the receipt of the $50 million termination fee paid by Alberto-Culver to Regis Corporation. The net, after-tax benefit of the termination fee is expected to add up to $25 million, or $0.54 per diluted share, to fourth quarter 2006 earnings. As a result, earnings per diluted share are forecasted to be in a range of $1.12 to $1.16, compared to $0.64 a year ago

•                  EBITDA, defined as earnings before interest, taxes, depreciation and amortization, excluding the net proceeds of the break-up fee, is forecasted to increase approximately nine percent compared to the year ago period to $83 million

•                  Consolidated revenue is forecasted to grow up to nine percent to a range of $640 million to $645 million compared to $593 million a year ago

•                  Consolidated same-store sales are forecasted to be flat to an increase of 1.5 percent

Updated Fiscal Year 2006 Outlook

The following points pertain to the fiscal year ending June 30, 2006:

•                  Earnings per diluted share are forecasted to grow to a range of $2.58 to $2.62, compared to $1.39 a year ago. Fiscal year 2006 earnings will benefit from the receipt of the $50 million termination fee paid by Alberto-Culver to Regis Corporation. Inclusive of the $5.7 million of transaction expenses recorded during the fiscal third quarter, the net, after-tax benefit of the termination fee is expected to add up to $21 million, or $0.45 per diluted share, to fiscal year 2006 earnings

•                  EBITDA, excluding the net proceeds of the break-up fee, is forecasted to increase approximately 11 percent compared to the year ago period to $301 million

•                  Consolidated revenue is forecasted to grow 11 percent to $2.44 billion compared to $2.19 billion a year ago

•                  Consolidated same-store sales are forecasted to increase to a range of 0.5 to 1.0 percent

Fiscal Year 2007 Outlook

“Consistent with previous practice, we are providing a comprehensive outlook for our upcoming fiscal year in conjunction with our third quarter press release,” commented Randy L. Pearce, executive vice president and chief financial officer. “We remind investors that our forecast excludes revenue and earnings from future acquisitions. Acquisitions remain a key component of our long-term growth strategy, however, uncertainty as to their size and timing prevent us from including them in our outlook. Also, in light of the current environment, we decided to scale back our new salon construction in fiscal year 2007. Capital in excess of our fiscal year 2007 acquisition and construction plans may be used for share repurchase.”

Mr. Pearce continued, “The mid-point of our initial outlook for fiscal year 2007 calls for earnings per diluted share to be $2.28, assuming a 1.5 percent same-store sales increase. Excluding the forecasted net benefit of the termination fee to be received in fiscal 2006, our initial outlook represents earnings per share growth of approximately six percent.”

This forecast excludes revenue and earnings from future acquisitions. The following points pertain to the fiscal year ending June 30, 2007:

•                  Earnings are forecasted to be in a range of  $2.22 to $2.34 per diluted share, assuming a share count of 46.7 million shares

•                  Consolidated revenue is forecasted to grow to $2.6 billion, an increase of nearly seven percent

•                  Consolidated same-store sales are projected to increase one-to-two percent

•                  Service margins are forecasted to increase to the mid-43 percent range of service revenue

•                  Product margins are forecasted to increase to the upper-48 percent range of product revenue

•                  Site operating expenses are forecasted to be in the mid-eight percent range of consolidated revenue

•                  General and administrative expenses are forecasted to be in the high 11 percent range of consolidated revenue

•                  Rent expense is forecasted to be in the mid-14 percent range of consolidated revenue

•                  Depreciation and amortization is forecasted to be in the mid-four percent range of consolidated revenue

•                  Operating income is forecasted to be in the mid-seven percent range of consolidated revenue

•                  Interest expense is forecasted to be $38 million

•                  Effective income tax rate is forecasted to be in the mid-36 percent range

•                  We plan to build 325 new corporate salons, down from an estimated 466 in fiscal year 2006, and we anticipate franchisees to build 275 franchised salons, excluding salon closures

•                  Capital expenditures, excluding acquisitions, are projected to be $90 million to $100 million, which includes approximately $40 million for salon maintenance

•                  Total debt as of June 30, 2007 is expected to be approximately $600 million, including acquisition expenditures, with debt-to-capitalization expected to be below 40 percent

Regis Corporation will host a conference call discussing third quarter results today at 10:00 a.m., Central Time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-366-3908. A replay of the call will be available through April 28, 2006. The replay phone number is 800-405-2236, access code 11058000#.

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of March 31, 2006, the Company owned or franchised 11,289 worldwide locations; which included 11,146 beauty salons, 90 hair restoration centers and 53 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the Company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward–looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons and beauty schools that support its growth objectives; the ability of the company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2005. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2006 and June 30, 2005
(Dollars in thousands, except per share amounts)

	March 31, 2006	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$116,790	$102,718
Receivables, net	59,694	47,752
Inventories	197,336	184,609
Deferred income taxes	18,102	17,229
Other current assets	30,569	28,341
Total current assets	422,491	380,649

Property and equipment, net	478,116	435,324
Goodwill	722,265	646,510
Other intangibles, net	216,578	208,800
Other assets	54,617	54,693

Total assets	$1,894,067	$1,725,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$33,163	$19,747
Accounts payable	73,586	64,111
Accrued expenses	205,271	178,192
Total current liabilities	312,020	262,050

Long-term debt	563,712	549,029
Other noncurrent liabilities	179,808	160,185
Total liabilities	1,055,540	971,264

Commitments and contingencies

Shareholders’ equity:
Preferred stock, authorized 250,000 shares at March 31, 2006 and June 30, 2005
Common stock, $.05 par value; issued and outstanding 45,569,321 and 44,952,002 common shares at March 31, 2006 and June 30, 2005, respectively	2,279	2,248
Additional paid-in capital	249,749	229,871
Accumulated other comprehensive income	47,397	46,124
Retained earnings	539,102	476,469

Total shareholders’ equity	838,527	754,712

Total liabilities and shareholders’ equity	$1,894,067	$1,725,976

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
Revenues:
Service	$407,064	$368,681	$1,197,311	$1,065,263
Product	177,907	168,684	539,767	477,052
Franchise royalties and fees	19,076	19,899	57,821	58,503
	604,047	557,264	1,794,899	1,600,818

Operating expenses:
Cost of service	231,869	211,907	680,666	608,097
Cost of product	93,549	87,116	277,944	249,092
Site operating expenses	49,874	46,267	149,702	134,319
General and administrative	70,839	68,827	216,081	190,633
Rent	87,176	78,578	255,057	226,203
Depreciation and amortization	28,061	24,904	81,216	65,464
Goodwill impairment	—	38,319	—	38,319
Terminated acquisition expenses	5,687	—	5,687	—
Total operating expenses	567,055	555,918	1,666,353	1,512,127

Operating income	36,992	1,346	128,546	88,691

Other income (expense):
Interest	(8,937)	(7,027)	(25,861)	(16,802)
Other, net	1,633	467	3,002	2,168

Income before income taxes	29,688	(5,214)	105,687	74,057

Income taxes	(11,094)	(11,336)	(37,624)	(38,931)

Net income	$18,594	$(16,550)	$68,063	$35,126

Net income per share:
Basic	$0.41	$(0.37)	$1.51	$0.79
Diluted	$0.40	$(0.37)	$1.47	$0.76

Weighted average common and common equivalent shares outstanding:
Basic	45,366	44,770	45,149	44,538
Diluted	46,602	44,770	46,460	46,393

Cash dividends declared per common share	$0.04	$0.04	$0.12	$0.12

A historical model of Regis Corporation’s quarterly results in this format is available in the Investor Information section of the corporate website at www.regiscorp.com. Click on “Financial Reports.”

REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)

	Nine Months Ended March 31
	2006	2005
Cash flows from operating activities:
Net income	$68,063	$35,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	72,463	60,109
Amortization	8,753	5,355
Deferred income taxes	3,824	(2,237)
Goodwill impairment	—	38,319
Terminated acquisition expenses	5,687	—
Tax benefit from employee stock plans	(3,644)	—
Stock-based compensation	3,906	707
Other noncash items affecting earnings	282	71

Changes in operating assets and liabilities:
Receivables	(2,245)	(4,011)
Inventories	(11,142)	(14,325)
Other current assets	(6,469)	581
Other assets	(953)	(4,912)
Accounts payable	6,971	11,792
Accrued expenses	19,203	29,637
Other noncurrent liabilities	13,818	15,209
Net cash provided by operating activities	178,517	171,421

Cash flows from investing activities:
Capital expenditures	(93,149)	(70,874)
Proceeds from sale of assets	640	705
Purchase of salon and school net assets, net of cash acquired	(87,456)	(92,523)
Purchase of hair restoration centers, net of cash acquired	(6,304)	(211,028)
Net cash used in investing activities	(186,269)	(373,720)

Cash flows from financing activities:
Borrowings on revolving credit facilities	2,152,230	2,504,190
Payments on revolving credit facilities	(2,119,980)	(2,351,755)
Proceeds from issuance of long-term debt	3,075	100,755
Repayments of long-term debt	(19,559)	(18,763)
Tax benefit from employee stock plans	3,644	—
Other, primarily increase (decrease) in negative book cash balances	(2,055)	734
Dividends paid	(5,435)	(5,346)
Repurchase of common stock	—	(11,482)
Proceeds from issuance of common stock	10,528	14,714
Net cash provided by financing activities	22,448	233,047

Effect of exchange rate changes on cash and cash equivalents	(624)	4,049

Increase in cash and cash equivalents	14,072	34,797

Cash and cash equivalents:
Beginning of period	102,718	73,567
End of period	$116,790	$108,364

REGIS CORPORATION (NYSE:RGS)
Salon / School/ Hair Restoration Center Counts and Revenues

	March 31, 2006	June 30, 2005
SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,407	6,977
Franchise salons	3,739	3,902
Beauty career schools	53	24
Company-owned hair restoration centers	48	41
Franchise hair restoration centers	42	49
	11,289	10,993

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:

	March 31, 2006	June 30, 2005
REGIS SALONS
Open at beginning of period	1,093	1,085
Salons constructed	27	39
Acquired	2	13
Less relocations	9	14
Salon openings	20	38
Conversions	—	(1)
Salons closed	(35)	(29)
Total, Regis Salons	1,078	1,093

MASTERCUTS
Open at beginning of period	636	604
Salons constructed	24	47
Acquired	—	2
Less relocations	5	13
Salon openings	19	36
Conversions	(2)	1
Salons closed	(4)	(5)
Total, MasterCuts	649	636

	March 31, 2006	June 30, 2005
TRADE SECRET
Company-owned salons:
Open at beginning of period	597	549
Salons constructed	26	56
Acquired	2	23
Franchise buybacks	5	—
Less relocations	3	17
Salon openings	30	62
Conversions	1	—
Salons closed	(7)	(14)
Total company-owned salons	621	597

Franchise salons:
Open at beginning of period	24	24
Salons constructed	—	—
Salon openings	—	—
Franchise buybacks	(5)	—
Salons closed	—	—
Total franchise salons	19	24

Total, Trade Secret	640	621

	March 31, 2006	June 30, 2005
SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	1,497	1,263
Salons constructed	163	194
Acquired	—	—
Franchise buybacks	31	45
Less relocations	1	1
Salon openings	193	238
Conversions	1	—
Salons closed	(3)	(4)
Total company-owned salons	1,688	1,497

Franchise salons:
Open at beginning of period	184	201
Salons constructed	10	29
Acquired	—	—
Less relocations	—	—
Salon openings	10	29
Conversions	—	—
Franchise buybacks	(31)	(45)
Salons closed	—	(1)
Total franchise salons	163	184

Total, SmartStyle/Cost Cutters in Wal-Mart	1,851	1,681

	March 31, 2006	June 30, 2005
STRIP CENTERS
Company-owned salons:
Open at beginning of period	2,728	2,310
Salons constructed	143	167
Acquired	7	248
Franchise buybacks	100	94
Less relocations	17	21
Salon openings	233	488
Conversions	(2)	(3)
Salons closed	(35)	(67)
Total company-owned salons	2,924	2,728

Franchise salons:
Open at beginning of period	2,102	2,105
Salons constructed	101	154
Acquired (2)	—	7
Less relocations	13	13
Salon openings	88	148
Conversions	2	6
Franchise buybacks	(100)	(94)
Salons closed	(94)	(63)
Total franchise salons	1,998	2,102

Total, Strip Centers	4,922	4,830

	March 31, 2006	June 30, 2005
INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	426	416
Salons constructed	26	22
Acquired	6	19
Franchise buybacks	1	—
Salon openings	33	41
Conversions	(2)	(3)
Salons closed	(10)	(28)
Total company-owned salons	447	426

Franchise salons:
Open at beginning of period	1,592	1,594
Salons constructed	66	102
Acquired (2)	—	—
Salon openings	66	102
Conversions	2	—
Franchise buybacks	(1)	—
Salons closed	(100)	(104)
Total franchise salons	1,559	1,592

Total international salons	2,006	2,018

TOTAL SYSTEM-WIDE SALONS	March 31, 2006	June 30, 2005
Company-owned salons:
Open at beginning of period	6,977	6,227
Salons constructed	409	525
Acquired	17	305
Franchise buybacks	137	139
Less relocations	35	66
Salon openings	528	903
Conversions	(4)	(6)
Salons closed	(94)	(147)
Total company-owned salons	7,407	6,977

Franchise salons:
Open at beginning of period	3,902	3,924
Salons constructed	177	285
Acquired (2)	—	7
Less relocations	13	13
Salon openings	164	279
Conversions	4	6
Franchise buybacks	(137)	(139)
Salons closed	(194)	(168)
Total franchise salons	3,739	3,902

Total Salons	11,146	10,879

	March 31, 2006	June 30, 2005
Beauty schools:
Open at beginning of period	24	11
Salons constructed	1	—
Acquired	29	13
Less relocations	1	—
Total beauty schools	53	24

	March 31, 2006	June 30, 2005
Company-owned hair restoration centers:
Open at beginning of period	41	—
Constructed	1	—
Acquired	1	42
Franchise buybacks	7	(1)
Less relocations	1	—
Site openings	8	41
Sites Closed	(1)	—
Total company-owned hair restoration centers	48	41

Franchise hair restoration centers:
Open at beginning of period	49	—
Acquired	—	49
Franchise buybacks	(7)	—
Total franchise hair restoration centers	42	49

Total hair restoration centers	90	90

Grand total, system-wide	11,289	10,993

(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

NOTE 1. REVENUES BY CONCEPT:

	For the Periods Ended March 31,
	Three Months		Nine Months
(Dollars in thousands)	2006	2005	2006	2005

North American salons:
Regis	$120,183	$118,461	$360,977	$353,788
MasterCuts	43,663	43,220	131,608	129,742
Trade Secret (1)	61,665	59,667	199,857	190,259
SmartStyle	106,703	91,011	306,718	257,694
Strip Center (1)	173,821	155,551	511,991	450,173
Total North American Salons	506,025	467,910	1,511,151	1,381,656

International salons (1)	51,846	54,257	156,413	161,592
Beauty schools	18,133	10,158	46,362	24,246
Hair restoration centers (1)	28,043	24,939	80,973	33,324
Consolidated revenues	$604,047	$557,264	$1,794,899	$1,600,818
Percent change from prior year	8.4%	15.8%	12.1%	13.2%

(1) Includes aggregate franchise royalties and fees of $19.1 and $19.9 million for the three months ended March 31, 2006 and 2005, respectively, and $57.8 and $58.5 million for the nine months ended March 31, 2006 and 2005, respectively. North American salon franchise royalties and fees represented 50.1 and 49.2 percent of total franchise revenues in the three months ended March 31, 2006 and 2005, respectively, and 50.5 and 51.2 percent of total franchise revenues in the nine months ended March 31, 2006 and 2005.

NOTE 2. FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables. A historical model of Regis Corporation’s quarterly results in this format is available in the Investor Information section of the corporate website at www.regiscorp.com. Click on “Financial Reports.”

NOTE 3. TERMINATED ACQUISITION EXPENSES:

As a result of the termination of the Merger Agreement, the Company recognized in the third quarter, $5.7 million in acquisition related expenses previously capitalized.

	For the Three Months Ended March 31, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$348,125	$30,253	$16,591	$12,095	$—	$407,064
Product	148,351	13,350	1,542	14,664	—	177,907
Franchise royalties and fees	9,549	8,243	—	1,284	—	19,076
	506,025	51,846	18,133	28,043	—	604,047

Operating expenses:
Cost of service	201,395	16,395	7,131	6,948	—	231,869
Cost of product	80,018	7,784	1,413	4,334	—	93,549
Site operating expenses	43,599	2,433	2,677	1,165	—	49,874
General and administrative	26,888	9,713	2,136	6,052	26,050	70,839
Rent	73,391	9,987	1,905	1,624	269	87,176
Depreciation and amortization	19,504	1,930	682	2,381	3,564	28,061
Goodwill impairment	—	—	—	—	—	—
Terminated acquisition expenses	—	—	—	—	5,687	5,687
Total operating expenses	444,795	48,242	15,944	22,504	35,570	567,055

Operating income (loss)	61,230	3,604	2,189	5,539	(35,570)	36,992

Other income (expense):
Interest	—	—	—	—	(8,937)	(8,937)
Other, net	—	—	—	—	1,633	1,633
Income (loss) before income taxes	$61,230	$3,604	$2,189	$5,539	$(42,874)	$29,688

	For the Three Months Ended March 31, 2005
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$319,176	$32,383	$9,486	$7,636	$—	$368,681
Product	138,936	12,903	672	16,173	—	168,684
Franchise royalties and fees	9,798	8,971	—	1,130	—	19,899
	467,910	54,257	10,158	24,939	—	557,264

Operating expenses:
Cost of service	185,724	17,963	3,396	4,824	—	211,907
Cost of product	73,663	8,225	491	4,737	—	87,116
Site operating expenses	41,539	2,380	912	1,436	—	46,267
General and administrative	25,176	10,851	1,484	5,019	26,297	68,827
Rent	66,267	10,085	761	1,298	167	78,578
Depreciation and amortization	17,608	2,072	360	2,172	2,692	24,904
Goodwill impairment	—	38,319	—	—	—	38,319
Terminated acquisition expenses	—	—	—	—	—	—
Total operating expenses	409,977	89,895	7,404	19,486	29,156	555,918

Operating income	57,933	(35,638)	2,754	5,453	(29,156)	1,346

Other income (expense):
Interest	—	—	—	—	(7,027)	(7,027)
Other, net	—	—	—	—	467	467
Income before income taxes	$57,933	$(35,638)	$2,754	$5,453	$(35,716)	$(5,214)

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